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                                                                    Exhibit 99.1


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 29, 2002, is among PENNICHUCK CORPORATION, a New Hampshire corporation (the "Company"), PHILADELPHIA SUBURBAN CORPORATION, a Pennsylvania corporation ("Parent"), and RALEIGH ACQUISITION CORPORATION, a New Hampshire corporation and a wholly owned subsidiary of Parent ("Acquisition Sub").

         WHEREAS, the Boards of Directors of Parent, Acquisition Sub and the Company have each approved the acquisition of the Company by Parent, by means of a merger of Acquisition Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of the Company (the "Board") adopted this Agreement and the transactions contemplated hereby and resolved to recommend approval of the Merger and approval of this Agreement by the shareholders of the Company, subject to the terms of this Agreement;

         WHEREAS, the Boards of Directors of Parent and Acquisition Sub have each approved the Merger of Acquisition Sub with and into the Company in accordance with the New Hampshire Business Corporation Act (the "New Hampshire Law") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition Sub hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER.

         (a) EFFECTIVE TIME. Subject to and upon the terms and conditions of this Agreement, and in accordance with the New Hampshire Law, Acquisition Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the


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satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the Boston office of Nutter, McClennen & Fish, LLP, unless another date and time or place is agreed to in writing by the parties hereto (the "Closing Date").

         Section 1.2 EFFECTIVE DATE. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger as contemplated by the New Hampshire Law (the "Articles of Merger"), together with any required related certificate, with the Secretary of State of the State of New Hampshire, in such form as required by, and executed in accordance with the relevant provisions of, the New Hampshire Law (the time of such filings being the "Effective Time").

         Section 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the New Hampshire Law.

         Section 1.4 ARTICLES OF INCORPORATION, BY-LAWS.

         (a) ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Acquisition Sub (the "Acquisition Sub Articles") as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the New Hampshire Law and the Acquisition Sub Articles.

         (b) BY-LAWS. At the Effective Time, the By-Laws of the Acquisition Sub (the "Acquisition Sub By-Laws"), as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the New Hampshire Law, the Articles of Incorporation of the Surviving Corporation and the Acquisition Sub By-Laws.

         Section 1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         Section 1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Acquisition Sub, the Company, or the holders of any of the following securities:

         (a) COMMON STOCK OF ACQUISITION SUB. Each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock, par value $1.00 per share, of the Surviving Corporation.


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         (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED COMMON STOCK. Each
share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Acquisition Sub or any other subsidiary of Parent shall automatically be cancelled and retired, and no cash, Parent Common Stock (as defined Section 1.6(d)) or other consideration shall be delivered or deliverable in exchange therefor.

         (c) CONVERSION OF COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.9)), together with each associated right under the Rights Agreement (together, a "Share"), shall be converted into the right to receive that number of shares of Parent Common Stock as shall be equal to the Exchange Ratio (the "Merger Consideration"). The Exchange Ratio will be determined as follows:

              (i) if the Parent Average Closing Price is not less than $23.000 but not greater than $25.000, the Exchange Ratio will be equal to the quotient, rounded to the nearest thousandth, of 33.000 divided by the Parent Average Closing Price; or

              (ii) if the Parent Average Closing Price is less than $23.000, the Exchange Ratio will be 1.435; or

              (iii) if the Parent Average Closing Price is greater than $25.000, the Exchange Ratio will be 1.320.

As used herein, the term "Parent Average Closing Price" means the average of the daily closing sales prices of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transaction reporting system (as reported by the Wall Street Journal or, if not so reported thereby, by another authoritative source as mutually agreed by Parent and the Company) for the twenty (20) consecutive full trading days in which such shares are traded on the NYSE ending at the closing of trading on the third full trading day prior to the Closing Date.

         (d) CANCELLATION AND RETIREMENT OF COMMON STOCK. As of the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate representing any such shares of Company Common Stock (collectively, the "Certificates") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares of Common Stock, par value $0.50 per share, of Parent (the "Parent Common Stock")) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.7.

         Section 1.7. EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. As of the Effective Time of the Merger, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably


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acceptable to the Company (the "Exchange Agent") which shall provide that Parent shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article I, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, and any cash payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.6(c) in exchange for outstanding shares of Company Common Stock.

         (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of Certificates immediately prior to the Effective Time of the Merger whose shares were converted into shares of Parent Common Stock pursuant to
Section 1.6(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Prior to the Effective Time, Parent shall afford the Company a reasonably opportunity to review and comment on such transmittal materials and obtain the Company's approval of such materials, which approval shall not be unreasonably withheld. Upon surrender of a Certificate for cancellation (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen or destroyed) to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all shares of Company Common Stock then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7, subject to the provisions of Section 1.9, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Parent Common Stock into which the shares of Company Common Stock represented by such Certificate have been converted as provided in this Article I and the right to receive upon such surrender cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.7(e).

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7(e) until the surrender of such Certificate in accordance with this Article I. Subject to the effect of applicable laws, following surrender of


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any such Certificate, there shall be paid to the holder of the certificate representing the whole shares of Parent Common Stock issued in exchange therefor without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.7(e) and the amount of any dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time of the Merger and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

         (d) NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof, and all cash paid pursuant to Sections 1.7(c) and 1.7(e), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or any other distributions with a record date prior to the Effective Time, which may have been declared or made by the Company on the Shares prior to the date of this Agreement and which remain unpaid at the Effective Time. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

         (e) NO FRACTIONAL SHARES.

                  (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. In lieu of such issuance of fractional shares, Parent shall pay each holder of Certificates an amount in cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by (b) the Parent Average Closing Price.

                  (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of Section 1.7(c).

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 1.7 which remains undistributed to the holders of the Certificates twelve months after the Effective Time of the Merger shall be delivered to the Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article I shall thereafter look only to the Parent and only as general creditors thereof for payment of their claim for Parent Common Stock, cash in lieu of fractional shares of Parent


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Common Stock and any dividends or distributions with respect to Parent Common
Stock to which such holders may be entitled.

         (g) NO LIABILITY. None of Parent, Acquisition Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 2.5(c)), any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) INVESTMENT OF EXCHANGE FUND. The portion of the Exchange Fund used to satisfy the cash payable to the holders of Certificates shall be invested by the Exchange Agent as directed by Parent, provided that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit issued by a commercial bank the deposits of which are insured, up to applicable limits, by the United States Federal Deposit Insurance Corporation and which is "well capitalized" within the meaning of applicable United States regulations and has at least $75,000,000,000 in assets.

         (i) ADJUSTMENT PROVISIONS. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time of the Merger, the Exchange Ratio shall be proportionately adjusted. If, between the date hereof and the Effective Time of the Merger, Parent shall merge, be acquired or consolidate with, by or into any other corporation (a "Business Combination") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock (provided that nothing herein shall be construed so as to release the acquiring entity in any such Business Combination from its obligations under this Agreement as the successor to Parent).

         (j) WITHHOLDING RIGHTS. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise


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payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent.

         Section 1.8. TREATMENT OF OPTIONS.

         (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "Company Stock Option") granted under the Company's stock option plans, director deferred compensation plan and other agreements listed on Section 2.11(c) of the Company Disclosure Schedule (as hereinafter defined) (collectively, the "Company Stock Option Plans"), whether or not then exercisable, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock (a "Parent Stock Option") as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option (rounded down to the nearest whole number of shares of Parent Common Stock); provided, however, that in the case of any ISO (as defined below), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

         (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 1.8 after giving effect to the Merger and the provisions set forth above). Subject to the adjustments provided for in Section 1.8(a) and if necessary, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

         (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those


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individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act (as defined below), where applicable, Parent shall administer the Company Stock Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Stock Plans complied with such rule prior to the Merger.

         Section 1.9. DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights of such shares in accordance with New Hampshire Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6(c), but the holder thereof shall only be entitled to such rights as are granted by New Hampshire Law.

         (b) Notwithstanding the foregoing, if any holder of shares of Company Common Stock who demands appraisal of such shares under New Hampshire Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time of the Merger and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon, upon surrender of the Certificate representing such shares as provided in Section 1.6(c).

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to New Hampshire Law and received by the Company which relate to any such demand for appraisal and (ii) the right to conduct and control all negotiations and proceedings which take place prior to the Effective Time of the Merger with respect to demands for appraisal under New Hampshire Law. The Company shall not, except with the prior written consent of Parent or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of the Company Common Stock or offer to settle or settle any such demands.

         Section 1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, (a) the Merger Consideration as may be required pursuant to Section 1.6 and (b) any dividends payable in accordance with Section 1.7(c) less any required withholding of taxes as provided in Section 1.7(j); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         Section 1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Acquisition Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as


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promptly as possible. If at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the officers and directors of the Company and Acquisition Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         Section 1.12 MATERIAL ADVERSE EFFECT. When used in connection with the Company or any of the Company Subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, or Parent and its subsidiaries, as the case may be, in each case taken as a whole, other than any such changes, effects or circumstances (i) set forth or contemplated by the Company Disclosure Schedule or the Parent Disclosure Schedule (each as hereinafter defined), as the case may be, or (ii) set forth or described in the Company SEC Reports or the Parent SEC Reports (each as hereinafter defined), and provided that none of the following shall be deemed by itself or by themselves, either alone or in combination with one another, to constitute a Material Adverse Effect on the Company or Parent (as applicable): (a) any change in the market price or trading volume of the Company Common Stock or the Parent Common Stock; (b) any failure by the Company or Parent to meet the revenue or earnings, predictions or expectations of equity analysts for any period ending (or for which earnings are released) on or after the date of this Agreement; (c) any adverse effect due to employee attrition of the Company or Parent; (d) any adverse effect on the Company arising out of or attributable to the announcement of this Agreement and the transactions contemplated hereby, or resulting from or attributable to actions of the parties contemplated by this Agreement; (e) any change arising out of conditions affecting the industry in which the Company or Parent operates as a whole or the U.S. economy as a whole; (f) reductions in consumer demand or reductions in supply sources as a result of climatic conditions in the watersheds or in the areas serviced by the Company or any of the Company Subsidiaries; (g) any change in Laws or Orders or interpretations thereof by courts or Governmental Authorities generally applicable to public utilities or public services companies or their holding companies; (h) the expenses reasonably incurred by the Company or Parent in entering into this Agreement and consummating the transactions contemplated hereby and the expenses associated with the termination of any Company Employee Plans (as defined below) as and to the extent contemplated herein; or (i) any action or omission by either Parent or any of its subsidiaries, or the Company or any of the Company Subsidiaries, as the case may be, taken with the written permission of the other party in connection with the transactions contemplated hereby.

         Section 1.13 TAX CONSEQUENCES.It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Accordingly, both prior to and after the Closing, each party's books and records shall be maintained and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code. Each party shall provide to each other such information, reports, returns or schedules as may be


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reasonably required to assist such party in accounting for and reporting the
Merger being so qualified.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Acquisition Sub that on the date hereof, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent (the "Company Disclosure Schedule"):

         Section 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. All of the subsidiaries of the Company are set forth in Section 2.1 of the Company Disclosure Schedule (the "Company Subsidiaries"). Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the respective laws of the jurisdictions of their incorporation. The Company and each of the Company Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Approvals") necessary to own, lease and operate the properties they purport to own, lease or operate and to carry on their business as they are now being conducted, except where the failure to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of the Company Subsidiaries are duly qualified or licensed as a foreign corporation to do business and are in good standing in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. A true and complete list of all of the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock owned by the Company, another Company Subsidiary or any third party along with a list of all partnerships or joint ventures in which the Company or any Company Subsidiary is a party, is set forth in Section 2.1 of the Company Disclosure Schedule. No capital stock or other ownership units of any Company Subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock or other ownership units of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Company or any of Company Subsidiaries is or may be bound to issue, redeem, purchase or sell additional shares of capital stock or other ownership units of any Company Subsidiary. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person, other than the Company Subsidiaries set forth in Section 2.1 of the Company Disclosure Schedule.

         Section 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a true, complete and correct copy of the Company's Articles of Incorporation

(the "Company Articles") and the Company's By-Laws (the "Company By-Laws"), each as amended to date, and has furnished or made available to Parent the articles of incorporation and by-laws (or equivalent organizational documents) of each of the Company Subsidiaries (the "Subsidiary Documents"). The Company Articles, the Company By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of the Company Subsidiaries is in violation of any of the provisions of the Company Articles or the Company By-Laws or Subsidiary Documents.

         Section 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 100,000 shares of preferred stock, no par value per share, and 15,000 shares of preferred stock, par value $100 per share ("Preferred Stock"), none of which is issued and outstanding, none of which is held in treasury and 25,000 of which are currently designated Series A Junior Participating Preferred Stock, and (ii) 11,500,000 shares of Company Common Stock. As of April 19, 2002,
(i) 2,391,439 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and 1,952 shares of Company Common Stock were held in treasury, (ii) no shares of Company Common Stock were held by the Company Subsidiaries, and (iii) 85,395 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Company Stock Options granted under the Company Stock Option Plans. Section 2.3 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Stock Options, the name of each holder thereof, the number of shares purchasable or acquirable thereunder or upon conversion or exchange thereof and (if any) the per share exercise or conversion price or exchange rate of each Company Stock Option. There are no options, warrants or other similar rights, agreements, arrangements, commitments or understandings to which the Company is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of the Company or any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, the Company or any of the Company Subsidiaries other than those listed in
Section 2.3 of the Company Disclosure Schedule. All shares of Company Common Stock subject to issuance as aforesaid upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or capital stock of any Company Subsidiary or any other securities of the Company or any of the Company Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Company Subsidiary or any other entity. All of the outstanding shares of capital stock of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and all such shares are owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens").

         Section 2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement by the holders a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the New Hampshire Law and the Company Articles and the Company By-Laws (the "Requisite Company Vote"). The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Articles and the Company By-Laws, the New Hampshire Law, other applicable law or otherwise) to approve this Agreement and the Merger. The Board has adopted this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         Section 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of all contracts, agreements, arrangements or understandings, whether or not in writing, to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound as of the date hereof, (i) that are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); (ii) under which the consequences of a default, nonrenewal or termination could have a Material Adverse Effect on the Company; or (iii) pursuant to which payments might be required or acceleration of benefits may occur upon a "change of control" of the Company or the Company Subsidiaries (collectively, the "Material Contracts").

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Articles or the Company By-Laws or any Subsidiary Document, (ii) conflict with or violate any law, rule or regulation, whether federal, state, local or foreign (collectively, "Laws"), or any order, judgment or decree, whether federal, state, local or foreign (collectively, "Orders"), applicable to the Company or any of the Company Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in a modification of any right or benefit under, or impair the Company's or any of the Company Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any right of termination, amendment, acceleration or cancellation of, or repayment, repurchase or increased payment under, any Material Contract, or result in the creation of a Lien on any of the properties or assets of the Company or any of the Company Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or its or any of their respective properties is bound or affected, except in the case of (ii) or (iii) only for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and subject to obtaining or making the Company Required Consents (as defined below).

         (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent approval, authorization or permit of, or filing with or notification to, any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign (collectively, the "Governmental Authorities"), except for (i) applicable requirements of the Exchange Act, (ii) the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing and recordation of appropriate merger or other documents as required by the New Hampshire Law, (iv) Laws, Orders and practices of any state public utility control or public service commissions or similar state regulatory bodies ("PUCs"), each of which is identified in Section 2.5(c) of the Company Disclosure Schedule, (v) Laws, Orders and practices of any state or local departments of public health or departments of health or similar state or local regulatory bodies or of any federal, state or local regulatory body having jurisdiction over environmental protection or environmental conservation or similar matters ("Health Agencies"), each of which is identified in Section 2.5(c) of the Company Disclosure Schedule, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have, individually or in the aggregate, a Material Adverse Effect on the Company. Consents, approvals, permits, Orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (i) through (vi) are hereinafter referred to as "Company Required Consents." The parties hereto agree that references in this Agreement to "obtaining" Company Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices, and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

         Section 2.6 COMPLIANCE, PERMITS.

         (a) Neither the Company nor any of the Company Subsidiaries is in conflict with, or in default or violation of (i) any Law or Order applicable to the Company or any of the Company Subsidiaries or by which its or any of their respective properties is bound or affected (excluding for purposes of this Section 2.6(a) Environmental Laws) or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         (b) The Company and the Company Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities that are necessary to the operation of the business of the Company and the Company Subsidiaries as it is now being conducted (collectively, the "Company Permits"), except when the failure to have such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits except, in each case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         (c) All filings required to be made by the Company or any of the Company Subsidiaries since December 31, 1996 under any applicable Laws or Orders relating to the regulation of public utilities have been filed with the appropriate PUC or Health Agency or any other appropriate Governmental Authority (including, without limitation, to the extent required, the state public utility regulatory agencies in New Hampshire), as the case may be, including all forms, statements, reports and agreements and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 2.7 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and each other form, report and document filed or to be filed by it under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act with the Securities and Exchange Commission ("SEC") subsequent to December 31, 1998 (collectively, the "Company SEC Reports") (i) was prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any form, report or other document with the SEC or any national securities exchange or quotation service or comparable Governmental Authority.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof or for the respective periods set forth therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports, since December 31, 2001, the Company and the Company Subsidiaries have conducted their business in the ordinary course and there has not occurred:
(i) any Material Adverse Effect on the Company; (ii) any amendments or changes in the Company Articles or the Company By-laws; (iii) any material change by the Company or the Company Subsidiaries in their accounting methods, principles or practices; and (iv) any sale of a material amount of property of the Company or any of the Company Subsidiaries, except in the ordinary course of business.

         Section 2.9 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of the Company Subsidiaries has any liability or obligation of any nature whatsoever (whether known, unknown, absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) as of December 31, 2001 (the "December Company Balance Sheet"), (b) incurred on or before December 31, 2001 in the ordinary course of business and not required under GAAP to be reflected on the December Company Balance Sheet, (c) incurred since December 31, 2001 in the ordinary course of business substantially consistent with past practice, (d) incurred in connection with this Agreement, (e) disclosed in the Company SEC Reports or (f) which would not individually or in the aggregate have a Material Adverse Effect on the Company.

         Section 2.10 ABSENCE OF LITIGATION. Except for claims, actions, suits, proceedings or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company (collectively, "Claims"), there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, or any properties or rights of the Company or any of the Company Subsidiaries, before any Governmental Authority. Neither the Company nor any of the Company Subsidiaries is subject to any outstanding Order that could reasonably be expected to result in a Material Adverse Effect on the Company or that could reasonably be expected to prevent or delay the Company in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

         Section 2.11 EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.

         (a) Section 2.11(a) of the Company Disclosure Schedule lists, with respect to the Company and the Company Subsidiaries, the following plans, agreements or arrangements (collectively the "Company Employee Plans"):(i) all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) intended to qualify under
Section 401(a) of the Code, (ii) all employee welfare plans (as defined in Section 3(1) of ERISA) maintained or contributed to by the Company or the Company Subsidiaries on behalf of employees, (iii) all other stock option or stock purchase arrangements with employees, (iv) all other employment, executive compensation, consulting or severance agreements, written or otherwise, between the Company or any of the Company Subsidiaries and any employee of or consultant to the Company or any of the Company Subsidiaries where the aggregate amount of expense during the last fiscal year or the aggregate amount of payments in any future one year period exceeds $25,000 and (v) all other pension, excess benefit, bonus, incentive or deferred compensation arrangements with employees. There have been made available to Parent copies of (i) each such written Company Employee Plan, (ii) the most recent annual report on Form 5500, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA.

         (b) Except as set forth on Section 2.11(a) of the Company Disclosure Schedule, (i) none of the Company Employee Plans provides retiree medical or life insurance benefits to any former employee of the Company or a Company Subsidiary (other than post-employment benefits provided in accordance with the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable state law), and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA; (ii) all Company Employee Plans are in material compliance with the applicable requirements prescribed by ERISA and the Code, and the Company and the Company Subsidiaries have performed all material obligations required to be performed by it under each of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS") or the time within which an application for such a determination with respect to any such plan may be filed has not expired; (iv) all contributions required to be made to any Company Employee Plan pursuant to
Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates;
(v) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) neither the Company nor any Company Subsidiary has incurred, and neither the Company nor any Company Subsidiary reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course); (vii) there is no pending or, to the knowledge of the Company or any Company Subsidiary, threatened litigation, administrative action or proceeding relating to any Company Employee Plan (other than claims for benefits in the ordinary course of business) that can reasonably be expected to give rise to any material liability to the Company or any Company Subsidiary or to affect adversely the tax-qualified status of any Company Employee Plan; and (viii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not increase the amount of, accelerate the time of payment of, or the vesting of compensation (including, by way of clarification and not limitation, any severance or displacement pay) payable to any employee under any Company Employee Plan.

         (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each individual who holds any Company Stock Option as of the date hereof, together with the number of shares of Company Common Stock subject to such Company Stock Option, the option price of such Company Stock Option (to the extent determined as of the date hereof), whether such Company Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO") and the expiration date of such option.

         (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements by and between the Company or any of the Company Subsidiaries and its employees and officers; (ii) all agreements with consultants who are individual, natural persons obligating the Company or any of the Company Subsidiaries to make annual cash payments in an amount exceeding $50,000; and (iii) all plans, programs, agreements and other arrangements of the Company or any of the Company Subsidiaries with or relating to its employees which contain change in control provisions.

         Section 2.12 EMPLOYMENT AND LABOR MATTERS.

         (a) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of the Company Subsidiaries and any of their respective employees, which controversies could, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Company Subsidiaries, except for the Labor Contract (as defined in Schedule 2.5(a) of the Company Disclosure Schedule). The Company has no knowledge of any activities or proceedings of any labor union to organize any employees other than those covered by the Labor Contract; and the Company has no knowledge of any strikes or lockouts, or any material slowdowns, work stoppages, or threats thereof, by or with respect to any employees of the Company or any of the Company Subsidiaries which would have a Material Adverse Effect on the Company.

         (b) Neither the Company nor any of the Company Subsidiaries has violated, in a manner that would reasonably be expected to have a Material Adverse Effect on the Company, any provision of Law or Order regarding the terms and conditions of employment of employees, former employees, or prospective employees or other labor related matters, including without limitation, Laws, Orders and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

         Section 2.13 TITLE TO PROPERTY. The Company and each of the Company Subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and to the knowledge of the Company all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 2.14 REAL AND PERSONAL PROPERTY. Except for such matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Company:

         (a) The Company and the Company Subsidiaries own or have sufficient rights and consents to use under existing franchises, leases, easements and license agreements all real property (including all buildings, fixtures and other improvements thereto) necessary for the conduct of their businesses and operations as currently conducted; and all such property is in good condition and repair and is suitable in all material respects for the purpose for which it is now being used in the conduct of the businesses of the Company and the Company Subsidiaries.

         (b) All personal property that is owned by the Company or any of the Company Subsidiaries or used by any of them in the conduct of the businesses of the Company and the Company Subsidiaries is in good working condition, subject to normal wear and tear, and is suitable in all material respects for the purposes for which it is now being used in the conduct of the businesses of the Company and the Company Subsidiaries.

         Section 2.15 WATER QUALITY. The quality of water supplied by the Company and the Company Subsidiaries to their respective customers complies with all applicable standards for quality and safety of water imposed by applicable Laws and Orders, except where lack of compliance with such standards would not have a Material Adverse Effect on the Company.

         Section 2.16 REGULATION AS A UTILITY. Certain Company Subsidiaries are regulated as public utilities in New Hampshire. Neither the Company nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) of the Company is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. The Company is not a holding company under the 1935 Act. Except as disclosed in Section 2.16 of the Company Disclosure Schedule, no assets of the Company or any of Company Subsidiaries have been disallowed in any ratemaking procedure before any Governmental Authority.

         Section 2.17 TAXES.

         (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) The Company and the Company Subsidiaries have timely filed all Tax Returns required to be filed by them, except for any Tax Returns as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect on the Company. All such filed Tax Returns are complete and correct, in all material respects. The Company and the Company Subsidiaries have paid and discharged all Taxes as shown as due on such Tax Returns in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and except as may be determined to be owed upon completion of any Tax Return not yet filed based upon an extension of time to file, and there are no other Taxes that would have a Material Adverse Effect on the Company if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required. All tax reserves that the Company is maintaining are disclosed on the Company Disclosure Schedule. There are no Tax liens on any assets of the Company or any Company Subsidiary thereof and (ii) neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the December Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP. Neither the Company nor any Company Subsidiary: (i) has made the election under Section 341(f) of the Code;
(ii) has any unamortized adjustments attributable to a change in accounting method under Section 481 of the Code; (iii) has liability for the Taxes of any other entity or person under Treasury Regulation Section 1.1502-6 as a transferee or successor, by contract or otherwise; (iv) has ever been included in a consolidated or combined Tax return (other than a consolidated group the common parent of which is the Company); (v) has made, or is obligated to make, in connection with the transactions contemplated by this Agreement or under any agreement, plan or arrangement to make a payment or payments to any employee or other service provider that would be subject to Section 280G or Section 162(m) of the Code; or (vi) is currently under examination or audit by any Tax authority or has been notified that it will be under examination or audit.

         Section 2.18 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company and each of the Company Subsidiaries (i) have given all notifications and obtained all applicable permits, licenses and other authorizations (collectively, the "Environmental Permits") that are required to be given or obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of human health and the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes or hazardous or toxic materials or substances into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, wastes or hazardous or toxic materials or substances ("Environmental Laws") by the Company or the Company Subsidiaries (or their respective agents), which Environmental Permits are in full force and effect;
(ii) are in compliance with all terms and conditions of such Environmental Permits; (iii) are in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iv) as of the date hereof, are not aware of nor have received written or, to the Company's knowledge, oral notice of any past or present violations of Environmental Laws or Environmental Permits or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Permits or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of the Company Subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant, waste or hazardous or toxic material or substance; and (v) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or the Company Subsidiaries (or any of their respective agents) thereunder.

         Section 2.19 INTELLECTUAL PROPERTY. The Company or the Company Subsidiaries owns, leases or licenses all Intellectual Property Rights necessary to conduct the business of the Company, except where the failure to own, lease or license would not have a Material Adverse Effect on the Company. Except for such claims, infringements and misappropriations that would not have a Material Adverse Effect on the Company, (i) there has been no claim made against the Company or any of the Company Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property Rights, (ii) the Company is not aware of any infringement or misappropriation of any of its Intellectual Property Rights, and (iii) to the Company's knowledge, neither the Company nor any of the Company Subsidiaries has infringed or misappropriated any Intellectual Property Rights of any other entity. As used herein, "Intellectual Property Rights" means any trademark, servicemark, registration therefor or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copy registration, or any other similar type of proprietary intellectual property, in each case owned, leased or licensed and used or held for use by the Company or any of the Company Subsidiaries.

         Section 2.20 INSURANCE. All property, automobile liability, workers compensation, employer's liability, fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of the Company Subsidiaries are, to the Company's knowledge, with reputable insurance carriers, provide, to the Company's knowledge, full and adequate coverage for all normal risks incident to the business of the Company and the Company Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 2.21 OPINION OF FINANCIAL ADVISER. The Board has received the opinion of the Company's financial advisor, SG Barr Devlin ("SGBD"), to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the Company's shareholders.

         Section 2.22 BROKERS. No broker, finder or investment banker (other than SGBD) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Company Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and SGBD pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         Section 2.23 RIGHTS AGREEMENT. The Board has taken all action necessary so that the execution of this Agreement, the announcement and consummation of the Merger and the other transactions contemplated by this Agreement will not cause the preferred share purchase rights pursuant to the Rights Agreement dated as of April 20, 2000 between the Company and Fleet National Bank, as Rights Agent (the "Rights Agreement"), to become exercisable or result in either Parent or Acquisition Sub or any of their affiliates being considered as an "Acquiring Person" or the occurrence of a "Distribution Date" or a "Shares Acquisition Date" (as such terms are defined in the Rights Agreement).

         Section 2.24 CHANGE OF CIRCUMSTANCE. Neither the Company nor any of Company Subsidiaries has knowledge of any event or circumstance that indicates that, whether on account of the transactions contemplated by this Agreement or otherwise, any customer, agent, representative or supplier of the Company or any of Company Subsidiaries intends to discontinue, diminish or change its relationship with the Company or any of Company Subsidiaries in any way that would be reasonably likely to have a Material Adverse Effect.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND ACQUISITION SUB

         Parent and Acquisition Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered by Parent to the Company on or prior to the date hereof (the "Parent Disclosure Schedule"):

         Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Acquisition Sub has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and Acquisition Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         Section 3.2 CAPITALIZATION.

         (a) The authorized capital stock of Parent consists of consists of 100,000,000 shares of Parent Common Stock. and 1,770,819 shares of Parent Preferred Stock. As of the close of business on March 31, 2002, there were: (i) 68,568,615 shares of Parent Common Stock issued and outstanding; (ii) 925,624 shares of Parent Common Stock held as treasury shares; (iii) 1,923,079 shares of Parent Common Stock reserved for issuance upon exercise of options available for grant pursuant to Parent's stock option plans; (iv) 100,000 shares of Series A Parent Preferred Stock reserved for issuance under the Parent's Shareholder Rights Plan; (v) 8,160 shares of Series B Parent Preferred Stock outstanding;
(vi) 500,000 shares of Parent Preferred Stock reserved for issuance under Parent's shelf registration; and (vii) up to 10,000,000 shares of Parent Common Stock reserved for issuance under Parent's stock option plans, Dividend Reinvestment and Direct Stock Purchase Plan, Employee Stock Purchase Plan, Consumers Water Company 401(k) Plan and Parent's shelf registration statement. Except as set forth above, as of the close of business on March 31, 2002, there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. There are no options, warrants or other similar rights, agreements, arrangements, commitments or understandings to which Parent is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, Parent or any of its subsidiaries other than those listed in Section 3.2 of the Parent Disclosure Schedule. There are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or capital stock of any subsidiary or any other securities of Parent or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. All outstanding shares of capital stock of Parent are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The shares of Parent Common Stock to be issued in connection with the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable. As of the Effective Time of the Merger, the Board of Directors of the Parent shall have reserved for issuance upon exercise of options available for grant pursuant to the Company Stock Plans a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to Company Stock Options granted under the Company Stock Plans multiplied by the Exchange Ratio.

         (b) As of the date hereof, the authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $1.00 per share, 1,000 of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien, and as of the Closing Date, all the issued and outstanding shares of the common stock of Acquisition Sub will be owned by Parent free and clear of any Lien. All of the outstanding shares of capital stock of each of Parent's subsidiaries other than Acquisition Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent or another subsidiary of Parent free and clear of all Liens.

         Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been approved by Parent, as the sole shareholder of Acquisition Sub. No other vote of holders of any class or series of securities of Parent or Acquisition Sub is necessary to approve this Agreement, the Merger and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub enforceable against each of them in accordance with its terms.

         Section 3.4 NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by Parent and Acquisition Sub do not, and the performance of this Agreement by Parent and Acquisition Sub will not, (i) conflict with or violate the certificate of incorporation (or equivalent organizational documents) or by-laws of Parent or Acquisition Sub, (ii) conflict with or violate any Law or Order applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to Parent or its subsidiaries of any right or benefit under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation under, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its respective properties are bound or affected, except in the case of (ii) or (iii) only, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or its subsidiaries and subject to obtaining or making the consents, approvals, authorizations, permits, filings or notifications referred to in Section 3.4(b).

         (b) The execution and delivery of this Agreement by each of Parent and Acquisition Sub does not, and the performance of this Agreement by each of Parent and Acquisition Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act, (iii) the filing and recordation of appropriate merger or other documents as required by the New Hampshire Law, (iv) Laws of any of the PUCs, each of which is identified in
Section 2.5(c) of the Company Disclosure Schedule, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Acquisition Sub from performing their respective obligations under this Agreement, and would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Consents, approvals, permit, Orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (i) through (v) are hereinafter referred to as the "Parent Required Consents". The parties hereto agree that references in this Agreement to "obtaining" Parent Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices; and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

         Section 3.5 NO PRIOR ACTIVITIES; FINANCING; VOTE IN FAVOR OF MERGER.

         (a) Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquisition Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligation or liability or engaged in any business activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

         (b) Parent has immediately available to it cash necessary to satisfy Parent's and Acquisition Sub's payment obligations hereunder including, without limitation, the obligation to pay all Merger related fees and expenses.

         (c) Parent does not own, directly or indirectly, any shares of Company Common Stock or other capital stock of the Company, or any options, warrants or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company, or in each case, any interests therein, other than pursuant to the Merger as contemplated by this Agreement.

         Section 3.6 ABSENCE OF LITIGATION. Except for claims, actions, suits, proceedings or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any Governmental Authority. Neither Parent nor any of its subsidiaries is subject to any outstanding Order that could reasonably be expected to result in a Material Adverse Effect on Parent or that could reasonably be expected to prevent or delay Parent in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement.

         Section 3.7 COMPLIANCE, PERMITS.

         (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of (i) any Law or Order applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

         (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities that are necessary to the operation of the business of Parent and its subsidiaries as it is now being conducted (collectively, the "Parent Permits"), except when the failure to have such Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent and its subsidiaries are in compliance with the terms of the Parent Permits except, in each case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         (c) All filings required to be made by Parent or any of its subsidiaries since December 31, 1996 under any applicable Laws or Orders relating to the regulation of public utilities have been filed with the appropriate PUC or Health Agency or any other appropriate

Governmental Authority, as the case may be, including all forms, statements, reports and agreements and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         Section 3.8 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and each other form, report and document filed or to be filed by it under the Securities Act or the Exchange Act with the SEC subsequent to December 31, 1998 (collectively, the "Parent SEC Reports") (i) was prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any form, report or other document with the SEC or any national securities exchange or quotation service or comparable Governmental Authority.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof or for the respective periods set forth therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent SEC Reports, since December 31, 2001, Parent and its subsidiaries have conducted their business in the ordinary course and there has not occurred:
(i) any Material Adverse Effect on Parent; (ii) any amendments or changes in Parent's Certification of Incorporation or Parent's By-laws; (iii) any material change by Parent or its subsidiaries in their accounting methods, principles or practices; and (iv) any sale of a material amount of property of Parent or any of its subsidiaries, except in the ordinary course of business.

         Section 3.10 NO UNDISCLOSED LIABILITIES. Neither Parent nor any of its subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in Parent's audited balance sheet (including any related notes thereto) as of December 31, 2001 (the "December Parent Balance Sheet"), (b) incurred on or before December 31, 2001 in the ordinary course of business and not required under GAAP to be reflected on the December Parent Balance Sheet, (c) incurred since December 31, 2001 in the ordinary course of business substantially consistent with past practice, (d) incurred in connection with this Agreement,
(e) disclosed in the Parent SEC Reports or (f) which would not individually or in the aggregate have a Material Adverse Effect on Parent.

         Section 3.11 TAX MATTERS. Parent and each of its subsidiaries
(a) have timely filed all Tax Returns required to be filed by Parent and each of its subsidiaries, except for any Tax Returns as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect on Parent, (b) have paid all Taxes shown thereon to be due, and (c) have provided adequate accruals in accordance with GAAP in its financial statements for any Taxes that have not been paid. No audit or other examination of any Tax Return of Parent or any of its subsidiaries is presently being conducted by a Tax authority, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination. No extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or any of its subsidiaries and is currently in effect. As of the date hereof, neither Parent nor any of its subsidiaries has taken any action or failed to take any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368 of the Code.

         Section 3.12 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition Sub.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1 COVENANTS OF COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and the Company Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated in Section 4.1 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction, written notice of which will be given promptly to Parent, or to the extent that Parent shall otherwise consent in writing):

         (a) ORDINARY COURSE.

                  (i) The Company and each of the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, in all material respects, in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact their present lines of business, business organizations and reputations, maintain their rights, franchises and permits, keep available the services of their officers and key employees, maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by the Company or the Company Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions. Nothing in this
         Section 4.1(a)(i) shall require the Company or the Company
         Subsidiaries to deviate from their respective normal business practices or to offer any additional compensation or incentives to employees, customers, suppliers or others.

                  (ii) Other than with the consent of Parent, which shall not be unreasonably withheld, the Company shall not, and shall not permit any of the Company Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures contemplated in the Company's capital budget, reasonable amounts required to meet emergencies, and such additional amounts as may be required to comply with Laws and Orders then in effect or required by a Governmental Authority. Notwithstanding the foregoing, the Company shall give Parent thirty (30) days prior written notice before committing to any non-emergency capital expenditure in excess of $500,000 and shall consult with and shall cause its Vice President - Engineering to consult with Parent's Chief Engineer regarding such expenditure, including without limitation the proposed design, implementation and expense of the capital item in question.

         (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. The Company shall not, and shall not permit any of the Company Subsidiaries to, and shall not propose to,
(i) declare, set aside or pay any dividends on or make other distributions (whether in cash or otherwise) in respect of any of its capital stock, except
(x) dividends by wholly owned subsidiaries of the Company to such subsidiary's parent or another wholly owned subsidiary of the Company and (y) the regular quarterly dividends on the Company Common Stock in the amount of no more than $0.195 per share of Company Common Stock, (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary of the Company after consummation of such transaction, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except that the Company may cause the plan administrator of the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "DRSPP") to purchase shares of Company Common Stock in the open market or in one or more privately negotiated transactions with any person who is not an affiliate of the Company, as contemplated by Section 5.10 of this Agreement.

         (c) ISSUANCE OF SECURITIES. Except for the issuance of shares of Company Common Stock issuable pursuant to the Company Stock Options outstanding as of the date of this Agreement, the Company shall not, and shall not permit any of the Company Subsidiaries to, issue, deliver or sell, pledge or encumber, or authorize or propose the issuance, delivery or sale, pledge or encumbrance of, any shares of its capital stock of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than issuances by a wholly owned subsidiary of the Company of capital stock to such subsidiary's parent or another wholly owned subsidiary of the Company.

         (d) GOVERNING DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder or, following written notice to Parent, as may be required by Law or Order or required by the rules and regulations of The Nasdaq Stock Market ("Nasdaq"), the Company shall not, and shall not permit any of the Company Subsidiaries to, amend or propose to amend their respective Articles of Incorporation, By-Laws or other governing documents.

         (e) NO ACQUISITIONS. Other than with the consent of Parent, which shall not be unreasonably withheld, the Company shall not, and shall not permit any of the Company Subsidiaries to, acquire or agree to acquire for a purchase price greater than $500,000 by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than the acquisition of assets as are used in the operations of the business of the Company and the Company Subsidiaries in the ordinary course, consistent with past practice. Notwithstanding the foregoing, the Company shall give Parent thirty (30) days prior written notice of any such acquisition for a purchase price greater than $250,000 and shall consult with Parent's Chief Executive Officer regarding such acquisition.

         (f) NO DISPOSITIONS. Other than (i) with the consent of Parent, which shall not be unreasonably withheld, (ii) as set forth in Section 4.1(f) of the Company Disclosure Schedule and (iii) transfers between the Company and the wholly owned subsidiaries of the Company and between the wholly owned subsidiaries of the Company, the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets (including capital stock of the Company Subsidiaries) that are material to the Company.

         (g) INVESTMENTS; INDEBTEDNESS. The Company shall not, and shall not permit any of the Company Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other person, other than loans, advances, capital contributions and investments by the Company or a Company Subsidiary to or in the Company or any wholly owned subsidiary of the Company,
(ii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payments, discharges, settlements or satisfactions incurred or committed to in the ordinary course of business substantially consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Company SEC Reports filed prior to the date of this Agreement, or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances or any debt securities or any warrants or rights to acquire any debt securities not in existence as of the date of this Agreement except for short-term indebtedness incurred under the Company's current short-term facilities (and any replacements thereof) in the ordinary course of business, substantially consistent with past practices, and which shall not exceed $500,000 in the aggregate without the consent of Parent, which shall not be unreasonably withheld, in each case as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole, are not materially less advantageous to the Company and the Company Subsidiaries than those in existence as of the date of this Agreement.

         (h) COMPENSATION. The Company shall not enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or the Company Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), or modify or terminate or establish any Company Employee Plans, except (i) for normal individual increases in compensation to employees in the ordinary course of business substantially consistent with past practice, (ii) for other changes that are required by applicable Law, (iii) to satisfy contractual obligations disclosed in the Company Disclosure Schedule,
(iv) for grants of awards to newly hired employees substantially consistent with past practice, (v) bonuses disclosed in the Company Disclosure Schedule, including, without limitation, the retention bonuses described in Schedule 4.1 of the Company Disclosure Schedule (the "Retention Bonuses"), (vi) modification of any Company Employee Plan required by Law, or (vii) termination of any Company Employee Plan with the consent of Parent, which shall not be unreasonably withheld. Other than with the prior written consent of Parent, which shall not be unreasonably withheld, the Company shall not increase the aggregate number of employees of the Company and the Company Subsidiaries.

         (i) OTHER ACTIONS. The Company shall not, and shall not permit any of the Company Subsidiaries to take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in,
(i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

         (j) ACCOUNTING METHODS; INCOME TAX MATTERS. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Authority, the Company shall not, nor shall it permit any of the Company Subsidiaries to, change its methods of accounting or accounting practices in effect at December 31, 2001, except as required by GAAP. The Company shall not, nor shall it permit any of the Company Subsidiaries to, (i) change its fiscal year, (ii) make or rescind any material tax election, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes for any amount in excess of the amount reserved therefor and reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Company SEC Report, or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2000.

         (k) CONTRACTS. The Company shall not, nor shall it permit any of the Company Subsidiaries, except in the ordinary course of business substantially consistent with past practice (i) to modify, amend, terminate or fail to use commercially reasonable efforts to renew any Material Contract or waive, release or assign any material rights or claims under a Material Contract to which the Company or any of the Company Subsidiaries is a party or (ii) to enter into any new Material Contracts.

         (l) REGULATORY MATTERS. Except for filings in the ordinary course of business substantially consistent with past practice, the Company shall inform Parent reasonably in advance of making a filing to implement any change in any of its or the Company Subsidiaries' rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause the Company Subsidiaries to, deliver to Parent a copy of each such filing or agreement. Other than with the consent of Parent, which shall not be unreasonably withheld, the Company shall, and shall cause the Company Subsidiaries to, make all such filings (A) only in the ordinary course of business substantially consistent with past practice or (B) as required by a Governmental Authority.

         (m) COMPROMISE; SETTLEMENT. Neither the Company nor any of the Company Subsidiaries shall settle or compromise any pending or threatened claims or arbitrations (other than any Claims or arbitrations relating to matters set forth in the Company SEC Reports), other than settlements which involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of the Company in excess of $50,000 in the aggregate above the reserves established specifically therefor on the books of the Company as of the date hereof.

         (n) TRANSACTION COSTS. The Company shall expense all costs related to this transaction as incurred, and shall ensure that any amounts not paid by the Closing Date are accrued on the Company's books prior to the Closing Date, including but not limited to (a) investment banking fees and expenses, which in no event shall exceed $2,600,000, which fee shall cover SGBD providing to Parent or the Company after the Closing such cooperation and assistance as Parent or the Company may request to document the investment banker's services in order to assess the tax deductibility of the fees and expenses for the Company, and (b) the Retention Bonuses, which in no event shall exceed the amounts set forth in
Schedule 4.1 of the Company Disclosure Schedule.

         (o) NEW ACCOUNTING SYSTEM. The Company shall cooperate with Parent in a joint project to install the Parent's Lawson accounting system at the Company during 2002 in anticipation of implementation effective January 1, 2003 (or the Closing Date whichever is later). All costs related to such installation will be paid by Parent but necessary cooperation by Company employees (including accounting and information service employees) will not be unreasonably withheld.

         (p) DIRECTOR DEFERRED COMPENSATION PLAN. The Company shall use all commercially reasonable efforts to terminate the Company's Director Deferred Compensation Plan as soon as practicable after the date of this Agreement.

         Section 4.2       COVENANTS OF PARENT.

         (a) During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or as required by a Governmental Authority of competent jurisdiction (written notice of which will be given promptly to the Company) or to the extent that the Company shall otherwise consent in writing) Parent shall not, and shall not permit any of its subsidiaries to, take or fail to take any action, including making or agreeing to make any acquisition (i) that would prevent Parent's ability to have authorized and available a sufficient shares of Parent Common Stock to pay the Merger Consideration pursuant to this Agreement ; provided, however, that this clause shall not restrict Parent's ability to agree to make any acquisition if such acquisition would require approval of Parent stockholders and, concurrently with seeking such stockholder approval, Parent shall also seek stockholder approval of an increase in the number of authorized and available shares of Parent Common Stock or (ii) that would result in a Material Adverse Effect on Parent or (iii) that could reasonably be expected to prevent Parent from performing its obligations under, or consummating the transactions contemplated by, this Agreement; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing subsidiaries of Parent or (y) the creation of new subsidiaries of Parent organized to conduct or continue activities otherwise permitted by this Agreement; and provided further, that notwithstanding the foregoing if the acquisition provides for more than $100 million of consideration (excluding the assumption of debt) then Parent shall (i) consult with the President of the Company with respect to the acquisition prior to entering into a definitive acquisition agreement; and (ii) the Board of Directors of Parent shall have determined that such acquisition is in the best interest of Parent (including Surviving Corporation).

         (b) REPRESENTATION ON PARENT BOARD. The Board of Directors of Parent shall increase by one (1) the number of directors constituting the entire Board of Directors of Parent as of the Effective Time and shall duly appoint Maurice
L. Arel (or such other person as shall be mutually agreed to by Parent and the Board of Directors of the Company) to serve as a director of Parent effective as of and contingent upon the occurrence of the Effective Time.

         Section 4.3 ADVICE OF CHANGES; GOVERNMENTAL FILINGS. Each party shall
(a) confer on a regular and frequent basis with the other, with respect to matters relevant to the Merger and (b) report (to the extent permitted by Law, Order or any applicable confidentiality agreement) on operational matters with respect to the Company and the Company Subsidiaries. The Company shall promptly advise Parent, orally and in writing, of any material change or event affecting its business or operations, including any complaint, investigation or hearing by any Governmental Authority (or communication indicating the same may be contemplated) or, to the Company's knowledge, the institution or threat of any litigation. The Company shall timely file all reports required to be filed by it with the SEC (and all other Governmental Authorities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law, Order or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed. Except as otherwise required by Section 4.1(l) and subject to applicable Laws and Orders relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

         Section 4.4 CONTROL OF THE COMPANY'S BUSINESS . Nothing contained in this Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1 SHAREHOLDERS' MEETING; PREPARATION OF COMPANY PROXY STATEMENT.

         (a) The Company, acting through the Board, shall, in accordance with applicable Law and unless the Board shall have determined in good faith, based on the advice of counsel, that to do so could reasonably be determined by a court of competent jurisdiction to constitute a breach of its fiduciary duties to the Company's shareholders under applicable Law:

                  (i) in cooperation with Parent, prepare and file with the SEC as soon as practicable following the execution of this Agreement preliminary proxy materials (together with any supplement or amendment thereto, the "Proxy Statement") relating to an annual or special meeting of its shareholders (the "Shareholders' Meeting") for the purpose of obtaining the Requisite Company Vote in accordance with the Exchange Act and include in the Proxy Statement the recommendation of the Board that shareholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby;

                 (ii) at the earliest practicable date following the later of
        (x) the date on which the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") is declared effective by the SEC and (y) Parent's submission of all filings with any PUC that may be necessary, proper or advisable under applicable Laws or Orders in respect of any of the transactions contemplated by this Agreement, the Company shall use its reasonable best efforts to duly give notice of the Shareholders' Meeting, cause the Proxy Statement to be mailed to its shareholders, and convene and hold the Shareholders' Meeting; and

                  (iii) take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "Company Shareholders' Meeting") to consider and vote upon the approval of the Merger; subject to Section 5.4, the Company, through its Board of Directors, recommend to its shareholders approval of the Merger; and subject to Section 5.4 hereof, use its reasonable best efforts to obtain the favorable vote of its shareholders at the Company Shareholders' Meeting.

         (b) Parent shall in cooperation with the Company, prepare and file with the SEC as soon as practicable following the execution of this Agreement the Form S-4, in which the Proxy Statement will be included. If the SEC requires a Tax opinion in connection with the filing of the Form S-4, the Company shall cause Nutter, McClennen & Fish, LLP, counsel to the Company, to provide such opinion in the form required by the SEC. The issuance of such opinion shall be conditioned upon the receipt by Nutter, McClennen & Fish, LLP, of customary representation letters from each of the Company, Parent and Acquisition Sub in a form previously agreed to by the parties.

         (c) Parent and the Company shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act and the Proxy Statement cleared by the SEC as promptly as practicable after their respective filings. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification of the Parent Common Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its shareholders as may be reasonably requested in connection with any such action.

         (d) The Proxy Statement and the Form S-4 shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each party will notify the other party promptly upon the receipt of any comments (whether written or oral) from the SEC or its staff and of any request by the SEC or its staff or any government officials for amendments or supplements to the Form S-4, the Proxy Statement, or for any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form S-4, the Proxy Statement, the Merger or any other filing. If at any time prior to the Shareholders' Meeting there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement or the Form S-4, the Company and Parent shall use their reasonable best efforts to promptly prepare, file with the SEC (if required under applicable Law) and mail to the Company's shareholders such amendment or supplement. Parent shall not be required to maintain the effectiveness of the Form S-4 for the purpose of resale by the Company's shareholders who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

         (e) Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement and the Form S-4, at the time of mailing thereof and at the time of Shareholders' Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and the Form S-4, at the time of mailing thereof and at the time of Shareholders' Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) Parent will provide the Company and its counsel with a reasonable opportunity to review and comment on the Form S-4 and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and will provide the Company and its counsel with a copy of all such filings made with the SEC. Until such time as the Board of Directors of the Company takes any of the actions with respect to an Acquisition Proposal permitted pursuant to Section 5.4 of this Agreement, the Company will provide Parent and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and will provide Parent and its counsel with a copy of all such filings made with the SEC.

         Section 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Upon reasonable notice, the Company shall, and shall cause each of the Company Subsidiaries to, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, Acquisition Sub or the financing sources of Parent or Acquisition Sub reasonable access, during normal business hours, during the period prior to the Effective Time to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Parent or Acquisition Sub all information concerning its business, properties and personnel as Parent or Acquisition Sub may reasonably request, and each shall make available to Parent and Acquisition Sub the appropriate individuals (including attorneys, accountants, and other professionals) for discussion of the Company's business, properties and personnel as either Parent or Acquisition Sub may reasonably request. Parent and Acquisition Sub shall keep such information confidential in accordance with the terms of the confidentiality agreement dated January 9, 2002 between Parent and the Company (the "Parent Confidentiality Agreement").

         (b) Upon reasonable notice, Parent shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company reasonable access, during normal business hours, during the period prior to the Effective Time to all its properties, books, contracts, commitments and records and, during such period, Parent shall furnish promptly to the Company all information concerning its business, properties and personnel as the Company may reasonably request, and each shall make available to the Company the appropriate individuals (including attorneys, accountants, and other professionals) for discussion of Parent's business, properties and personnel as the Company may reasonably request. The Company shall keep such information confidential in accordance with the terms of the confidentiality agreement dated April 20, 2002 between the Company and Parent (the "Company Confidentiality Agreement"). The Parent Confidentiality Agreement and the Company Confidentiality Agreement are referred to together herein as the "Confidentiality Agreements".

         Section 5.3 REASONABLE BEST EFFORTS.

         (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and to cause the conditions set forth in
Article VI to be satisfied on or prior to Closing. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Filing fees relating to any required filings under the HSR Act shall be paid 50% by Parent and 50% by the Company. Notwithstanding anything to the contrary contained herein, in no event will any party or their respective subsidiaries be required to waive any of the conditions to the Merger set forth in Article VI of this Agreement as they apply to such party.

         (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other applicable Law or Order, use its reasonable best efforts to (i) make all appropriate filings and submissions with any PUC, Health Agency or other Governmental Authority that may be necessary, proper or advisable under applicable Laws or Orders in respect of any of the transactions contemplated by this Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, PUCs, Health Agencies, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, PUCs, Health Agencies, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, in each case regarding any of the transactions contemplated hereby, and to the extent permitted by PUCs, Health Agencies, the DOJ, the FTC or such other applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

         (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law or Order or any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or Order, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist or otherwise seek to settle on terms mutually agreeable to Parent and the Company any such action proceeding or objection and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.3.

         (d) The Company shall use all commercially reasonably efforts to maintain the Company and the Company Subsidiaries in good standing under the laws of the state of their respective jurisdiction of incorporation.

         (e) Notwithstanding anything to the contrary contained in this Section 5.3, the Board shall not be required to take any action otherwise required by this Section 5.3 that it has determined in good faith, based on the advice of counsel, could reasonably be determined by a court of competent jurisdiction to constitute a breach of its fiduciary duties to the Company's shareholders under applicable Law. Parent shall take all action necessary to cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

         Section 5.4 NO SOLICITATION; ACQUISITION PROPOSALS.

         (a) The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or representative or agent of the Company or any of the Company Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any of the Company Subsidiaries) to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to facilitate the initiation of any inquiry or proposal regarding an Acquisition Proposal (as hereinafter defined), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this
Section 5.4 shall prohibit the Company or the Board from taking and disclosing to shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act; and provided, further, that (y) the Board on behalf of the Company may upon the bona fide unsolicited request of a Third Party (as hereinafter defined) furnish information or data (including, without limitation, confidential or non-public information or data) relating to the Company or the Company Subsidiaries for the purposes of an Acquisition Proposal and participate in negotiations with a person making an unsolicited expression of interest believed by the Board in good faith to be a bona fide indication of such person's desire to pursue the possibility of making an Acquisition Proposal that, in the good faith judgment of the Board, could reasonably lead to a Superior Proposal (as hereinafter defined) and (z) the Board may withdraw or modify its recommendation relating to this Agreement or the Merger if the Board determines in good faith after consultation with its financial advisor that the Merger is no longer in the best interests of the Company's shareholders and that such withdrawal or modification is, therefore, required in order to satisfy its fiduciary duties to the Company's shareholders under applicable Law.

         As used in this Agreement, "Acquisition Proposal" means any of the following: (i) a transaction pursuant to which any person (or group of persons) other than the Parent or its affiliates (a "Third Party") would acquire 50% or more of the outstanding shares of the Company Common Stock of the Company pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party would acquire 50% or more of the outstanding shares of the Company Common Stock of the Company or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party would acquire control of assets (including for this purpose the outstanding equity securities of Company Subsidiaries, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value equal to 50% or more of the fair market value of all the assets of the Company on a consolidated basis immediately prior to such transaction, (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, (v) a self tender offer, or (vi) any transaction subject to Rule 13(e)-3 under the Exchange Act.

         As used in this Agreement, "Superior Proposal" means an Acquisition Proposal that (i) is not subject to any financing contingencies or is, in the good faith judgment of the Board after consultation with its financial advisor, reasonably capable of being financed and (ii) the Board determines in good faith, based upon such matters as it deems relevant would, if consummated, result in a transaction more favorable to the Company's shareholders than the Merger.

         (b) Prior to providing any information to any person, to the extent permitted under Section 5.4(a), in connection with an existing or possible Acquisition Proposal, the Company shall receive from such person an executed confidentiality agreement in a form reasonably customary in such circumstance.

         (c) Prior to engaging in any substantive discussion, to the extent permitted under Section 5.4(a), with any person in connection with an existing or possible Acquisition Proposal, the Company shall notify Parent orally and in writing of the existence of any Acquisition Proposal or any inquiry indicating that any person is considering making or wishes to make an Acquisition Proposal, as promptly as practicable (but in no case later than 48 hours) after its receipt thereof. The Company will, to the extent reasonably practicable, promptly inform Parent upon request of the status of any discussion or negotiation with any such person, and any material change to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been provided by the Company or any of its advisors to Parent or any of its advisors.

         (d) Subject to the foregoing provisions of this Section 5.4, the Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any person (other than Parent and Acquisition
Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

         (e) The Company shall use all commercially reasonable efforts to ensure that the officers and directors of the Company and the Company Subsidiaries and any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.4.

         Section 5.5 EMPLOYEE BENEFIT PLANS.

         (a) Following the Effective Time, Parent shall, notwithstanding any provision of this Agreement to the contrary, for a period of at least two (2) years (i) either (x) maintain each Company Employee Plan, on the same or substantially the same terms in effect immediately prior to the Effective Time or (y)(1) arrange for any employees of the Company or any Company Subsidiary to participate in all other benefit plans on the same basis as such other benefit plans are made available to employees of Parent or Parent's subsidiaries having substantially similar duties, responsibilities or compensation levels, or (2) establish and/or maintain a combination of other benefit plans and Company Employee Plans that, in the aggregate, provide such employees with benefits of substantially equal value to those benefits they had immediately prior to the Effective Time with respect to such employees who participate in such other benefit plans, (ii) each such participant participating in such other benefit plans shall receive full credit for all service with the Company or Company Subsidiary prior to the Effective Time for all purposes for which such service was recognized under the Company Employee Plans, including, but not limited to, eligibility to participate, vesting, and, to the extent required by Law, the amount of benefits, (iii) each such participant shall participate in such other benefit plans on the same terms as such other benefit plans are made available to employees of Parent or Parent's subsidiaries having substantially similar duties, responsibilities or compensation levels, and (iv) to the extent permitted by any third party insurance company or service provider and not prohibited by Law, Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any such other plans to be waived with respect to each such participant and his or her eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time, but in the same plan or policy year that includes the Effective Time for purposes of satisfying any applicable deductible out-of-pocket, or similar requirements under any health plans in which each such participant is eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall (i) operate to duplicate any continuing benefit provided to any employee of the Company or the funding of any such benefit, or (ii) prevent the Parent from adjusting the terms of Company Employee Plans intended to qualify under Code
Section 401(a) to the extent necessary to maintain the tax-qualified status of such plans.

         (b) Following the Effective Time, Parent shall cause the Surviving Corporation to honor and perform, pursuant to their terms, all obligations of the Company under each and every

Company Employee Plan, provided, however, that nothing contained herein shall limit any reserved right in any Company Employee Plan to amend, modify, suspend, revoke or terminate any such plan as to non-vested benefits.

         Section 5.6 INDEMNIFICATION AND INSURANCE.

         (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation set forth in the Company Articles and the Company By-Laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time or at any time prior thereto were directors, officers, employees or agents of the Company, unless such modification is required by Law.

         (b) The Company shall, to the fullest extent permitted under applicable Law or under the Company Articles or the Company By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries or affiliates (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, bought or filed, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the respective Articles of Incorporation or By-Laws of the Company and its subsidiaries and affiliates or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned); and provided, further, that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The Indemnified Parties as a group may retain only one law firm in each jurisdiction to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of Parent and the Surviving Corporation in this Section 5.6(b) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by any present or former director, officer or employee of the Company or any of its subsidiaries or affiliates and each other person or entity who controls, or in the past controlled the Company or any of its subsidiaries or affiliates.

         (c) Not later than the Effective Time, Parent shall obtain, and provide to each of the Company's then current directors and officers a certificate of insurance coverage with respect to, so-called "tail insurance" with respect to that portion of the Company's director's and officer's liability insurance policy that serves to reimburse the present and former directors and officers (determined as of the Effective Time) of the Company or any of its subsidiaries or affiliates (the "Covered Persons") (as opposed to the portion that serves to reimburse the Company) with respect to any claim brought against any such director or officer during the six-year period beginning as of the Effective Time and arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as the coverage currently provided by the Company; provided, however, that in no event shall Parent be required to expend more than 250% of the current amount expended by the Company to maintain or procure such directors and officers insurance coverage; provided, further, that if Parent is unable to maintain or obtain the insurance called for by this Section 5.6(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available at such 250% of the annual premium.

         (d) This Section 5.6 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons. In the event that Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) assume the obligations of Parent and the Surviving Corporation set forth in this Section 5.6.

         (e) From and after the Effective Time, Parent unconditionally guarantees the obligations of the Surviving Corporation arising under this
Section 5.6

         Section 5.7 NOTIFICATION OF CERTAIN MATTERS.

         (a) From time to time after the date of this Agreement and prior to the Effective Time, the Company will (i) promptly supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of the Company that has been rendered inaccurate thereby, and (ii) give prompt notice to Parent of any failure of the Company materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. For purposes of determining the accuracy of the representations and warranties of the Company contained in this Agreement in order to determine the fulfillment of the conditions set forth in
Section 6.2(a), the Company Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

         (b) From time to time after the date of this Agreement and prior to the Effective Time, Parent will (i) promptly supplement or amend the Parent Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Parent Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of Parent or Acquisition Sub, as the case may be, that has been rendered inaccurate thereby and (ii) give prompt notice to the Company of any failure of Parent or Acquisition Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. For purposes of determining the accuracy of the representations and warranties of Parent and Acquisition Sub contained in this Agreement in order to determine the fulfillment of the conditions set forth in
Section 6.3(a), the Parent Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

         (c) Each of the Company and Parent shall, within a reasonable period of time following any disclosure, supplement or amendment pursuant to Section 5.7(a) or Section 5.7(b), negotiate in good faith with respect to the consequences of any such disclosure, supplement or amendment.

         Section 5.8 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned, provided however, that a party may, without the prior written consent of the other part, issue such press release or make such public statement as the party may determine, in good faith based after consultation with counsel, is required by Law or the rules and regulations of an exchange or Nasdaq, if it has used all commercially reasonable efforts to consult with the other party.

         Section 5.9 CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

         Section 5.10 COMPANY DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN The Company shall use all commercially reasonable efforts to amend or otherwise modify the DRSPP as soon as practicable after the date of this Agreement to provide that the DRSPP plan administrator shall satisfy any order to purchase shares of Company Common Stock under the DRSPP, whether pursuant to reinvestment of Company dividends or the election to make optional purchases, only by acquiring shares of Company Common Stock in the open market or in one or more privately negotiated transactions with any person who is not any affiliate of the Company.

         Section 5.11 STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance.

         Section 5.12 TAX-FREE REORGANIZATION TREATMENT. Neither the Company nor Parent shall, and shall not permit any of their respective subsidiaries to, intentionally take or cause to be taken any action not otherwise consistent with the transactions contemplated by this Agreement which would reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of
Section 368(a) of the Code.

         Section 5.13 RESERVATION OF SHARES. Parent shall at all times from and after the date of this Agreement maintain a sufficient number of duly authorized, unissued and reserved shares of Parent Common Stock necessary to permit Parent to satisfy its obligations under this Agreement without the need to seek approval of Parent's shareholders.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         Section 6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver to the extent permissible under law at or prior to the Effective Time of all the following conditions:

         (a) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

         (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under
Section 5.3.

         (c) GOVERNMENTAL ACTIONS. There shall not be in effect any judgment, decree or order of any Governmental Authority, administrative agency or court of competent jurisdiction, in either case, prohibiting or limiting Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Section 5.3.

         (d) SHAREHOLDERS' APPROVAL. The Merger and this Agreement shall have been duly approved by the Requisite Company Vote.

         (e) CONSENTS AND APPROVALS. All Parent Required Consents and the Company Required Consents shall have been obtained prior to the Effective Time and shall have become Final Orders, except for consents the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, with respect to Parent Required Consents, or on the Company, with respect to the Company Required Consents. The Final Orders shall impose no conditions that could reasonably be expected to have a Material Adverse Effect on the Company after giving effect to the consummation of the Merger. "Final Order" for purposes of this Agreement means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside or annulled, and with respect to which any waiting period prescribed by any Law or Order before the Merger and other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by Law or Order have been satisfied. Notwithstanding anything to the contrary contained in this Section 6.1(e), prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Section 5.3.

         (f) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

         (g) STOCK EXCHANGE LISTING. The shares of Parent Common Stock issuable to Company shareholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

         Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF PARENT AND ACQUISITION SUB TO EFFECT THE Merger. The obligations of each of Parent and Acquisition Sub to effect the Merger and consummate the other transactions contemplated hereby are also subject to the satisfaction or waiver by Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing as if made at and as of such time (except in respect of representations and warranties made as of a specified date which shall be true as of such specified date), and (ii) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing as if made at and as of such time (except in respect of representations and warranties made as of a specific date which shall be true in all material respects of such specified date), and Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date except where the failure to perform such obligations would not have a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

         Section 6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Parent and Acquisition Sub contained in this Agreement (i) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing as if made at and as of such time (except in respect of representations and warranties made as of a specified date which shall be true as of such specified date), and (ii) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Closing as if made at and as of such time (except in respect of representations and warranties made as of a specific date which shall be true in all material respects of such specified date), and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of Parent and Acquisition Sub contained in this Agreement are so qualified) signed on behalf of each of Parent and Acquisition Sub by an executive officer of each of Parent and Acquisition Sub.

         (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Each of Parent and Acquisition Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date except where the failure to perform such obligation would not have a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by an executive officer of Parent to such effect.

         (c) OPINION OF COUNSEL. The Company shall have received from Nutter, McClennen & Fish, LLP, in a form reasonably satisfactory to the Company, an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, addressed to the Company and dated as of the Closing Date, which opinion shall rely in part upon customary and reasonable representation letters from each of the Company, Acquisition Sub and Parent subject to customary assumptions and qualifications.

         (d) REPRESENTATION ON PARENT BOARD. The Board of Directors of Parent shall have increased by one (1) the number of directors constituting the entire Board of Directors of Parent as of the Effective Time and duly appointed Maurice
L. Arel (or such other person as shall be mutually agreed to by Parent and the Board of Directors of the Company) to serve as a director of Parent effective as of and contingent upon the occurrence of the Effective Time.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company:

         (a) by mutual written consent duly authorized by the boards of directors or any committee thereof of Parent, Acquisition Sub and the Company;

         (b) by either Parent or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party who has not complied with its obligations under
Section 5.3 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

         (c) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2003, provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach or failure to fulfill any obligation under this Agreement has been the cause of or resulted in such failure of the Effective Time to occur;

         (d) by Parent if the Board shall have (i) failed to recommend, withdrawn or modified in a manner adverse to Parent or Acquisition Sub its recommendation of the Merger, or (ii) approved, endorsed or recommended an Acquisition Proposal;

         (e) by Parent or the Company (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall not be true and correct as of the Closing Date, as though made on and as of the Closing Date (except for any representation or warranty that is expressly limited by its terms to another date or to a particular period, which need only be true and correct as of such date or for such period), or (ii) upon a breach of or failure to perform in any material respect any obligation of Parent or the Company, respectively, set forth in this Agreement, except in each of (i) and (ii) above, where the failure to perform such obligations or the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on the Company with respect to failure by the Company and on Parent with respect to a failure by Parent (either (i) or (ii) above being a "Terminating Event");

provided, however, that, if such Terminating Event is curable by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(e), and provided, further, that the right to terminate this Agreement pursuant to this
Section 7.1(e) shall not be available to any party whose breach of or failure to fulfill its obligations under this Agreement resulted in the failure of any such condition; or

         (f) by the Company following the receipt by the Company after the date hereof, under circumstances not involving any breach of the provisions of
Section 5.4, of an unsolicited bona fide Superior Proposal; provided that (i) the Company has complied in all material respects with Section 5.4, including the notice provisions therein, and (ii) the Company has authorized, subject to complying with the terms of this Agreement, the execution of a definitive agreement providing for a transaction that in the Board's good faith judgment constitutes a Superior Proposal.

         Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, employees or shareholders except (i) as set forth in Sections 7.3 and 8.1 hereof, and (ii) except as otherwise provided in
Section 7.3, nothing herein shall relieve any party from liability for any Terminating Event caused by such party.

         Section 7.3 FEES AND EXPENSES.

         (a) Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         (b) The Company shall pay Parent a fee of $2,500,000 in cash, as liquidated damages (the "Company Fee") if (i) this Agreement is terminated by Parent pursuant to Section 7.1(d), so long as (x) an Acquisition Proposal with respect to the Company is made following the date of this Agreement and at or before the time of the event giving rise to such termination, and (y) within six months following the termination of this Agreement, the Company enters into a definitive agreement with a third party with respect to an Acquisition Proposal or a tender offer is commenced by a third party with respect to an Acquisition Proposal, or (ii) this Agreement is terminated by the Company pursuant to
Section 7.1(f). The Company Fee payable pursuant to this Section 7.3(b) shall be paid within ten (10) business days after the Company becomes obligated to pay the Company Fee; provided, that, in no event shall the Company be required to pay the Company Fee to Parent if, immediately prior to the termination of this Agreement, Parent was in breach of any of its material obligations under this Agreement. The payment of the Company Fee shall be the Parent's sole and exclusive remedy, in law or at equity, for the event giving rise to the payment of the Company Fee.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that this
Section 8.1 shall not limit any covenant or any agreement of the parties which by its terms contemplates performance after the Effective Time and which shall survive in accordance with its respective terms. The Confidentiality Agreements shall survive termination of this Agreement as provided therein.

         Section 8.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      IF TO PARENT OR ACQUISITION SUB:

                  Philadelphia Suburban Corporation
                  762 West Lancaster Avenue
                  Bryn Mawr, Pennsylvania 19010-3489

                  Telecopier No.:  (610) 645-1061
                  Telephone No.:  (610) 525-1400
                  Attention:  Nicholas DeBenedictis
                  Chairman, President and Chief Executive Officer

                  WITH A COPY TO:

                  Reed Smith LLP
                  2500 One Liberty Place
                  1650 Market Street
                  Philadelphia, Pennsylvania  19103-7301

                  Telecopier No.:  (215) 851-1420
                  Telephone No.:  (215) 851-8130
                  Attention:  Peter J. Tucci, Esq.

         (b)      IF TO THE COMPANY:

                  Pennichuck Corporation
                  Four Water Street
                  P.O. Box 448
                  Nashua, NH 03061-0448

                  Telecopier:  (603) 882-4125
                  Telephone No.:  (603) 598-5300
                  Attention:  Maurice L. Arel
                              President and Chief Executive Officer

                  WITH A COPY TO:

                  Nutter, McClennen & Fish, LLP
                  One International Place
                  Boston, Massachusetts 02110-2699

                  Telecopier No.: (617) 310-9288
                  Telephone No.: (617) 439-2288
                  Attention: Michael K. Krebs, Esq.

         Section 8.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

         (d) "control" (including the terms "controlled by", and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "knowledge" means, with respect to any matter in question, actual knowledge of any executive officer of the entity in question with respect to such matter after making reasonable inquiry of officers and other employees charged with senior administrative or operational responsibility of such matters;

         (f) "person" means an individual, corporation, partnership, limited liability company, association, joint venture, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any person or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, except for any entity that is expressly excluded from the definition of Company Subsidiary in Schedule 2.1 of the Company Disclosure Schedule.

         Section 8.4 AMENDMENT. This Agreement may be amended by the mutual agreement of the parties hereto by action duly authorized by or taken on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made that by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 8.5 WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 8.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


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         Section 8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

         Section 8.9 ASSIGNMENT; GUARANTEE OF ACQUISITION SUB OBLIGATIONS. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Acquisition Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent unconditionally guarantees the full and punctual performance by Acquisition Sub of all of the obligations hereunder of Acquisition Sub or any such assignees.

         Section 8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Sections 5.4 and 5.6(b) and (c) (which are intended to be for the benefit of the parties specified therein and may be enforced by such parties).

         Section 8.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 8.12 GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Hampshire applicable to contracts executed and fully performed within the State of New Hampshire, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this agreement to the substantive law of another jurisdiction. Any action brought in connection with this Agreement shall be brought in the federal courts located in the State of New Hampshire, and each party hereto hereby irrevocably consents to the jurisdiction of such court and waives any objection to such court as the forum for such action.

         Section 8.13 COUNTERPARTS AND FACSIMILE DELIVERY . This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The delivery of a signature page of this Agreement by one party to each of the other parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

         Section 8.14 INTERPRETATION. The parties hereto acknowledge that certain matters set forth in the Company Disclosure Schedule and certain matters set forth in the Parent Disclosure Schedule are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required


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to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.


























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         IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              PHILADELPHIA SUBURBAN CORPORATION


                              By: /s/ Nicholas DeBenedictis
                                  --------------------------------------
                                   Name:   Nicholas DeBenedictis
                                   Title:  Chairman, President and
                                           Chief Executive Officer


                              RALEIGH ACQUISITION CORPORATION


                              By: /s/ Nicholas DeBenedictis
                                  --------------------------------------
                                   Name:   Nicholas DeBenedictis
                                   Title:  Chairman and President


                              PENNICHUCK CORPORATION


                              By: /S/ MAURICE L. AREL
                                  --------------------------------------
                                   Name:   Maurice L. Arel
                                   Title:  President and Chief Executive Officer









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